UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2007, John A. Riccardi resigned his position as Interim Chief Financial Officer to pursue another opportunity. The resignation is effective as of the close of business on May 11, 2007. In connection with his resignation, Mr. Riccardi entered into a Release Agreement with Cyberonics, Inc. ("Company") pursuant to which Mr. Riccardi released the Company from all claims pertaining to his employment in exchange for (i) a payment in the amount of the bonus he would have earned for the Company’s recently completed fourth fiscal quarter had he remained in the Company’s employ through the date the bonus was paid, and (ii) waiver of $24,376.85 that Mr. Riccardi owes the Company under a Relocation Agreement dated October 26, 2005 between Mr. Riccardi and the Company as a consequence of his voluntary termination of employment within 24 months of the date of his employment. The amount of Mr. Riccardi’s bonus has not yet been determined. The target amount of his bonus is 30% of his actual fourth quarter earnings, or approximately $18,700. A copy of the Resignation Agreement is attached as Exhibit 10.1.

The Company is currently evaluating potential successors to Mr. Riccardi.

Item 9.01 Financial Statements and Exhibits.

10.1 Resignation Agreement dated May 4, 2007 between John A. Riccardi and Cyberonics, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

May 10, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Resignation Agreement dated May 4, 2007 between John A. Riccardi and Cyberonics, Inc.